Exhibit 10.31

DAVITA INC. POST-RETIREMENT DEFERRED COMPENSATION ARRANGEMENT

AMENDMENT #1

WHEREAS, Section 7.1 of the DaVita Inc. Post-Retirement Deferred Compensation Arrangement (the “Plan”) provides that the DaVita Inc. (the “Company”) has the right to amend the Plan at any time;

WHEREAS, the Company desires to amend the Plan to comply with the final regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended;

WHEREAS, the Company desires to preserve the grandfathered status of those Plan benefits that were earned and vested as of December 31, 2004, so that those grandfathered amounts will not be subject to Code Section 409A, but will remain subject to the terms of the Plan in effect prior to this Amendment, and this Amendment is intended to not constitute a material modification of the Plan with respect to those grandfathered amounts;

NOW THEREFORE, the Company hereby amends the Plan as follows:

1. Effective January 1, 2009, Section 2.2 of the Plan hereby is amended by the addition of the following sentence at the end of such Section:

With respect to amounts that are subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), for purposes of determining whether a Change of Control has occurred under this Section 2.2, “Company” shall mean DaVita Inc.

2. Effective January 1, 2009, the first sentence of Section 3.2 of the Plan hereby is amended to read as follows:

In the event it is subsequently determined that a Participant does not constitute a Top-Hat Employee, contributions on behalf of such Participant shall cease and his benefit shall be payable only as provided under this Plan, unless otherwise permitted under Code Section 409A.

3. Effective January 1, 2009, Section 5.1 of the Plan hereby is amended to read in its entirety as follows:

5.1 Distributions following Termination of Employment. Participants shall receive the vested portion of their benefits determined pursuant to the rules of Article III within 90 days after the Participant’s termination of employment, regardless of the reason for termination of employment (e.g., death, disability, retirement, or otherwise), provided that, with respect to those benefits that are subject to Code Section 409A, such termination of employment constitutes a separation from service, as defined below.

(a) A “separation from service” means a separation from service with the Company and all other persons or entities with whom the Company would be considered a single employer under Code Section 414(b) or 414(c), within the meaning of Code Section 409A.

(b) With respect to any amount that becomes payable to a Participant upon the Participant’s separation from service, as defined above, for any reason, notwithstanding any other provision of the Plan to the contrary, if the Company determines in good faith that the Participant is a “specified employee” under Code Section 409A then, to the extent required under Code Section 409A, any amount that otherwise would be payable to the Participant during the six-month period following the Participant’s separation from service shall be suspended until the lapse of such six-month period (or, if earlier, the date of death of the Participant). The amount that otherwise would be payable to the Participant during such period of suspension shall be paid in a single payment on the day following the end of such six-month period (or, if such day is not a business day, on the next succeeding business day) or within 30 days following the death of the Participant during such six-month period, provided that the death of the Participant during such six-month period shall not cause the acceleration of any amount that otherwise would be payable on any date during such six-month period following the date of the Participant’s death. Any amounts not subject to the suspension described in the preceding sentence shall be paid as otherwise provided in the Plan.

4. Effective January 1, 2009, Section 5.2 of the Plan hereby is amended by the addition of the following paragraph at the end of such Section:

With respect to the portion of any Account that is subject to Code Section 409A, any election under Section 5.2(a) or 5.2(b) above with respect to that portion of the Participant’s Account that is attributable to Company contributions made for a calendar year shall be made prior to the calendar year during which the Participant’s services to the Company which give rise to the contributions made for such calendar year were performed, and such withdrawal election will be irrevocable except with respect to subsequent payment elections which shall be permitted in compliance with Code Section 409A. Any withdrawal election under Section 5.2(b) shall be made in compliance with Code Section 409A with respect to the portion of any Account that is subject to Code Section 409A.

5. Effective January 1, 2009, Section 7.1 of the Plan hereby is amended by the addition of the following sentence at the end of such Section:

Notwithstanding the preceding sentence, to the extent the Participant’s Account is subject to Code Section 409A, benefits will be distributed upon the termination of the Plan only in compliance with Code Section 409A.